Exhibit 99.1

Cenntro Regains Compliance with Nasdaq Listing Rule Following Filing of its 2022 Form 10-K and Q1 2023 Form 10-Q with SEC

Freehold, NJ – July 28, 2023 – Cenntro Electric Group Limited (NASDAQ: CENN) ("Cenntro" or "the Company"), a leading electric vehicle technology company with advanced, market-validated electric commercial vehicles (“ECVs”), announced today that it received a written notice on July 27, 2023 from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) indicating the Company has regained compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”) by filing its annual report on Form 10-K for the year ended December 31, 2022 (the "2022 Form 10-K") on June 30, 2023, and quarterly report for the fiscal quarter ended March 31, 2023 (the "Q1 Form 10-Q") on July 25, 2023, with the Securities and Exchange Commission (the "SEC").

Nasdaq Listing Qualifications Department staff have determined that the Company now complies with the Rule.

About Cenntro Electric Group Ltd.

Cenntro Electric Group Ltd. (or "Cenntro") (NASDAQ: CENN) is a leading designer and manufacturer of electric commercial vehicles. Cenntro's purpose-built ECVs are designed to serve a variety of organizations in support of city services, last-mile delivery, and other commercial applications. Cenntro plans to lead the transformation in the automotive industry through scalable, decentralized production, and smart driving solutions empowered by the Cenntro iChassis. For more information, please visit Cenntro's website at: www.cenntroauto.com.

Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. Such statements may be, but need not be, identified by words such as "may,'' "believe,'' "anticipate,'' "could,'' "should,'' "intend,'' "plan,'' "will,'' "aim(s),'' "can,'' "would,'' "expect(s),'' "estimate(s),'' "project(s),'' "forecast(s)'', "positioned,'' "approximately,'' "potential,'' "goal,'' "strategy,'' "outlook'' and similar expressions. Examples of forward-looking statements include, among other things, statements regarding assembly and distribution capabilities, decentralized production, and fully digitalized autonomous driving solutions. All such forward-looking statements are based on management's current beliefs, expectations, and assumptions, and are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed or implied in this communication. For additional risks and uncertainties that could impact Cenntro's forward-looking statements, please see disclosures contained in Cenntro's public filings with the Securities and Exchange Commission (the “SEC”), including the "Risk Factors" in Cenntro's Annual Report on Form 10-K filed with the SEC on June 30, 2023 and which may be viewed at www.sec.gov.

Contacts:
Investor Relations Contact:
MZ North America
CENN@mzgroup.us
949-491-8235

Company Contact:
PR@cenntroauto.com
IR@cenntroauto.com